EXHIBIT 1.2

                                                                 CWALT 200_-__




                                INDEMNIFICATION
                                      AND
                            CONTRIBUTION AGREEMENT


            AGREEMENT, dated ______________, 200_ (this "Agreement"), among CWALT, Inc., a Delaware corporation ("CWALT"), [Countrywide] (defined below) and the Broker-Dealers (defined below).


                                  WITNESSETH:


            WHEREAS, CWALT and one or more of the Broker-Dealers are parties to the Underwriting Agreement (defined below), providing for the sale by CWALT and the purchase, severally and not jointly, by such Broker-Dealers of the Public Certificates (defined below); and

            WHEREAS, CWALT and one or more of the Broker-Dealers are parties to the Purchase Agreement (defined below), providing for the sale by CWALT and the purchase, severally and not jointly, of the Private Certificates other than the Retained Certificates (defined below); and

            WHEREAS, as an inducement to the Broker-Dealers to enter into the Underwriting Agreement and the Purchase Agreement, CWALT and the
Broker-Dealers wish to provide for indemnification and contribution on the terms and conditions hereinafter set forth; and

            WHEREAS, the purchase price to be paid by CWALT to the Sellers (defined below) for the Mortgage Loans will be the proceeds of the sale by CWALT to the Broker-Dealers of the Public Certificates and the Private Certificates other than the Retained Certificates and the delivery of any Retained Certificates and as an inducement to the Broker-Dealers to enter into the Underwriting Agreement and the Purchase Agreement, [Countrywide] agrees to perform certain obligations set forth herein;

            NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

      1.1   Certain Defined Terms.
            ---------------------

      The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

      ABS ICM: A Free Writing Prospectus that consists of information contemplated by the definition of ABS informational and computational materials in Item 1101(a) of Regulation AB under the Act.

      Act:  The Securities Act of 1933, as amended.

      Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

      Base Prospectus: The prospectus dated ______________, 200_, as the same may be amended or supplemented, of CWALT relating to the offering from time to time of one or more series of mortgage pass-through certificates.

      Bloomberg Submission: The material submitted to Bloomberg for ultimate access by investors.

      Broker-Dealer: Each of the signatories to this Agreement other than CWALT or the Seller.

      Certificates: Alternative Loan Trust 200_-__, Mortgage Pass-Through Certificates, Series 200_-__ of CWALT.

      Closing Date:  On or about ______________, 200_.

      Collateral Strats: Information regarding the Mortgage Loans that is based on the Seller Mortgage Loan Information.

      Computational Materials: A Free Writing Prospectus containing only information of the type specified in paragraph (5) of the definition of ABS ICM; provided, however, that Computational Materials do not include any misstatement or omission or alleged misstatement or omission that results from a Pool Error.

      Contract of Sale: Has the meaning set forth in Rule 159 under the Act.

      [Countrywide]: [Countrywide Home Loans, Inc.], a [New York] corporation and its successors in interest.

      CWALT: CWALT, Inc., a Delaware corporation and its successors in interest.


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


      CWALT   Memorandum    Information:    All   information   contained   or
incorporated in the Memorandum other than the Purchaser Information.

      CWALT Prospectus Information: All information contained or incorporated in the Prospectus other than the Senior Underwriter Information, the Mezzanine Underwriter Information and the PO Underwriter Information.

      CWALT Registration Information: All information contained or incorporated in the Registration Statement other than the Senior Underwriter Information, the Mezzanine Underwriter Information and the PO Underwriter Information.

      Disclosure Package: The Issuer Free Writing Prospectus and the Base Prospectus collectively.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Final Free Writing Prospectus: The Free Writing Prospectus referred to in Section 2.3(c) hereof.

      Form 8-K: The Current Report on Form 8-K, if any, filed by or on behalf of CWALT with respect to the Mortgage Loans and including any ABS ICM or Preliminary Term Sheet furnished by one or more of the Broker-Dealers.

      Free Writing Prospectus: The meaning set forth in Rules 405 and 433 under the Act.

      Issuer Free Writing Prospectus: The Free Writing Prospectus of CWALT provided by CWALT to the Underwriters in connection with the Underwritten Public Certificates.

      Memorandum: The Confidential Private Placement Memorandum, if any, dated the Closing Date, as the same may be amended or supplemented, of CWALT relating to the Private Certificates.

      Mezzanine Certificates: The Class [MF-1], Class [MF-2], Class [MF-3], Class [MF-__], Class [MF- __], Class [MV-1], Class [MV-2], Class [MV-3], Class [MV-__] and Class [MV __] Certificates.

      Mezzanine Spread: The excess, if any, of (i) the purchase prices paid by investors to the Mezzanine Underwriter for the Mezzanine Certificates over
(ii) the purchase price paid by the Mezzanine Underwriter to CWALT for the Mezzanine Certificates pursuant to the Underwriting Agreement.

      Mezzanine Underwriter: The Broker-Dealer which is purchasing the Mezzanine Certificates pursuant to the Underwriting Agreement.

      Mezzanine Underwriter Information: The following information: (i) the only written information furnished by or on behalf of the Mezzanine Underwriter to CWALT specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being the information relating to the Mezzanine Underwriter set forth in the


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


Prospectus Supplement in the last paragraph of the cover page thereof and under the caption "Method of Distribution" therein; and (ii) any Computational Materials prepared by such Underwriter.

      Offered   Certificates:   The  Public   Certificates   and  the  Private
Certificates.

      Pool  Error:   Any  error  or  omission  in  the  Seller  Mortgage  Loan
Information.

      PO Spread: The excess, if any, of (i) the purchase prices paid by investors to the PO Underwriter for the Class PO Certificates, over (ii) the purchase price paid by the PO Underwriter to CWALT for the Class PO Certificates pursuant to the Underwriting Agreement.

      PO Underwriter: The Broker-Dealer, if any, which is purchasing the Class PO Certificates pursuant to the Underwriting Agreement.

      PO Underwriter Information: As to the PO Underwriter, the following information: (i) the only written information furnished by or on behalf of the PO Underwriter to CWALT specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being the information relating to the PO Underwriter set forth in the Prospectus Supplement in the last paragraph of the cover page thereof and under the caption "Method of Distribution" therein; and (ii) any Computational Materials prepared by such Underwriter.

      Preliminary Term Sheet: A Free Writing Prospectus that describes the Certificates and/or the Mortgage Loans and contains information of the type described in Item 1101(a) (1) - (3) of Regulation AB under the Act but excluding any Computational Materials.

      Private Certificates: The Class [BF], Class [BV], Class [PF], Class [PV], Class [CF] and Class [CV] Certificates.

      Prospectus:   The  Base   Prospectus   together   with  the   Prospectus
Supplement.

        Prospectus Supplement: The Prospectus Supplement dated the date hereof, as the same may be amended or supplemented, of CWALT relating to the offering of the Public Certificates.

      Public   Certificates:   The  Senior   Certificates  and  the  Mezzanine
Certificates.

      Purchase Agreement: The Purchase Agreement, if any, dated the Closing Date, between CWALT and the Purchaser providing for the purchase and sale of the Private Certificates.

      Purchase Spread: The excess, if any, of (i) the purchase prices paid by investors to the Purchaser for the Private Certificates over (ii) the purchase price paid by the Purchaser to CWALT for the Private Certificates pursuant to the Purchase Agreement.

      Purchaser: The Broker-Dealer that is purchasing the Private Certificates pursuant to the Purchase Agreement.


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


      Purchaser Information: The only written information furnished by or on behalf of the Purchaser to CWALT specifically for use in connection with the preparation of the Memorandum, such information being the information relating to the Purchaser set forth in the Memorandum under the caption "Method of Placement."

      Registration Statement:  As defined in the Underwriting Agreement.

      Retained Certificates:  None.

      Rules and Regulations: The rules and regulations of the Commission promulgated under the Act.

      Sellers:  [Countrywide]  and  [one  or  more  special  purpose  entities
established   by   [Countrywide   Financial   Corporation]   or   one  of  its
subsidiaries].

      Seller Mortgage Loan Information: Information relating to the Mortgage Loans furnished by or on behalf of any Seller to any Broker-Dealer.

      Senior Certificates: The Class [AF-1A], Class [AF-1B], Class [AF-2], Class [AF-3], Class [AF-4], Class [AF-5A], Class [AF-5B], Class [AF-__] Class [2-AV-1], Class [2-AV-2], Class [2-AV-__], Class [3-AV-1], Class [3-AV-2],
Class [3-AV-__] and Class A R Certificates.

      Senior Spread: The excess, if any, of (i) the purchase prices paid by investors to the Senior Underwriters for the Senior Certificates, other than the Retained Certificates, over (ii) the purchase price paid by the Senior Underwriters to CWALT for the Senior Certificates pursuant to the Underwriting Agreement.

      Senior Structure: Information contained in a Preliminary Term Sheet or ABS ICM specifying the paydown rules for the classes and characteristics of the Senior Certificates.

      Senior Underwriters: The Broker-Dealers which are purchasing the Senior Certificates, other than the Retained Certificates and the Class PO Certificates, pursuant to the Underwriting Agreement.

      Senior Underwriter Information: The following information: (i) only written information furnished by or on behalf of the Senior Underwriters to CWALT specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being the information relating to the Senior Underwriters set forth in the Prospectus Supplement in the last paragraph of the cover page thereof and under the caption "Method of Distribution" therein; and (ii) any Computational Materials prepared by such Underwriters.

      Underwriter:  Each Broker-Dealer other than the Purchaser.

      Underwriting Agreement: The Underwriting Agreement, dated the date hereof, among CWALT, the Senior Underwriters, the PO Underwriter and the Mezzanine Underwriter providing for the purchase and sale of the Public Certificates, other than the Retained Certificates.


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


      Written Communication:  The meaning set forth in Rule 405 under the Act.

      1.2   Other Terms.
            -----------

      Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement or the Purchase Agreement, as applicable.

      1.3   Interpretive Principle.
            ----------------------

      A Broker-Dealer may be acting in more than one capacity, e.g., a Senior Underwriter also may be the PO Underwriter. References herein to a Broker-Dealer acting in a particular capacity shall refer to such Broker-Dealer in such capacity only and shall not refer to other capacities, if any, being served by such Broker-Dealer.

                                  ARTICLE II

                        Representations and Warranties

      2.1   Mutual Representation.
            ---------------------

      Each party hereto represents to the other parties hereto that:

            (a) the execution, performance and delivery of this Agreement has been duly authorized by such party;

            (b) this Agreement has been duly executed and delivered by such party; and

            (c) this Agreement constitutes the legal and valid obligations of such party.

      2.2   Other Representations.
            ---------------------

            (a) CWALT has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and

            (b) [Countrywide] has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            (c) In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each Broker-Dealer represents that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any Class of Certificates with a minimum denomination of less than $[100,000] that is purchased by such Broker-Dealer it has not made and will not make an offer of Certificates of that Class to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates of that Class which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant



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



Implementation Date, make an offer of Certificates of that Class to the public in that Relevant Member State at any time:

            (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (ii) to any legal entity which has two or more of (1) an average of at least [250] employees during the last fiscal year; (2) total assets of more than (euro)[43,000,000] and (3) an annual net revenue of more than (euro)[50,000,000], as shown in its last annual or consolidated financial statements; or

            (iii) in any other circumstances that do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of Certificates of that Class to the public" in relation to any Class of Certificates, which Class has a minimum denomination of less than $[100,000], in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates of that Class, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      2.3   Marketing.
            ---------

            (a) Each Underwriter represents to and agrees with CWALT as follows:

            (i) Prior to entering into any Contract of Sale, the Underwriter shall convey the Disclosure Package to each prospective investor. The Underwriter shall keep sufficient records to document its conveyance of the Disclosure Package to each potential investor prior to the related Contract of Sale.

            (ii) An Underwriter may convey ABS ICM or a Preliminary Term Sheet to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale. In addition, if such ABS ICM or Preliminary Term Sheet contains any information regarding the transaction other than the Senior Structure, Bloomberg Submissions, Collateral Strats or Computational Materials (such ABS ICM or Preliminary Term Sheet, a "Traditional Term Sheet"), such Underwriter: (x) shall deliver a copy of the proposed Traditional Term Sheet to CWALT and its counsel at least [one] business day prior to the anticipated first use; (y) shall not convey any such Traditional Term Sheet to which CWALT or its counsel reasonably objects, and (z) shall convey such Traditional Term Sheet in final form to counsel for CWALT and to each potential investor in the class or classes of Public Certificates to which such Traditional Term Sheet relates.



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


            (iii) An Underwriter may convey Computational Materials (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale and such Computational Materials shall be conveyed separate and apart from any Preliminary Term Sheet and (y) to an investor after a Contract of Sale provided that the Underwriter has complied with paragraph (i) above in connection with such Contract of Sale. The Underwriter shall keep sufficient records of any conveyance of Computational Materials to potential or actual investors and shall maintain such records as required by the Rules and Regulations.

            (iv) Each ABS ICM or Preliminary Term Sheet, other than a Bloomberg Submission, shall contain legends that are substantially similar to the following:

            The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

            The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

            THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO



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


      SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8[ZZ-ZZZ-ZZZZ].

            This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

            The information in this free writing prospectus is preliminary and is subject to completion or change.

            The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

            Please click here for a copy of the base prospectus applicable to this offering. [insert link direct to base as posted on a website, or link to an embedded pdf copy of the base prospectus].

            The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

            The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

            Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

            (v) Bloomberg Submissions shall include the third legend in (iv) above and shall not be required to have any other legends.

            (vi) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, an Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of any Public Certificate, unless such Written Communication either (a) is made in reliance on Rule 134 under the Act,
      (b) constitutes a prospectus satisfying the requirements of Rule 430B under the Act that has been prepared by CWALT, (c) is the Final Free Writing Prospectus or (d) is permitted by Section 2.3(a)(i), (ii) or
      (iii), subject to compliance with Section 2.3(a)(iii), (iv) and (v).

            (vii) Each Underwriter that conveys ABS ICM or a Preliminary Term Sheet that is not a Traditional Term Sheet delivered to CWALT in accordance with Section 2.3(a)(ii) hereby represents that such ABS ICM or Preliminary Term Sheet does not contain information that conflicts with the information contained in the Registration Statement.

            (b) CWALT represents to and agrees with each Underwriter as follows:

                  1. CWALT shall file any ABS ICM or Preliminary Term Sheets delivered to its counsel as provided in 2.3(a)(iii) above as and when required by the Rules and Regulations.

                  2. CWALT shall not convey any free writing prospectus or
            other issuer information other than the Disclosure Package prior to the availability of the Prospectus Supplement unless it shall have first delivered it to the Underwriters for their review.

                  (c) In conjunction with the preparation of the Prospectus
            Supplement for printing and distribution, CWALT and the Underwriters shall prepare a Free Writing Prospectus which will consist of excerpts from the Prospectus Supplement. CWALT shall file such Free Writing Prospectus at the time of filing of the Prospectus Supplement.


                                 ARTICLE III

                                Indemnification

      3.1   Indemnification.
            ---------------

            (a) CWALT agrees to indemnify and hold harmless each Broker-Dealer and each person who controls a Broker-Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the CWALT Memorandum Information, the CWALT Prospectus Information, the CWALT Registration Information, the Disclosure Package or the Seller Mortgage Loan Information or in any revision or amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state in the CWALT Registration Information, the CWALT Prospectus Information or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or the omission or alleged omission to state a material fact in the CWALT Memorandum Information, the CWALT Prospectus Information, the CWALT Registration Information, the Disclosure Package or the Seller Mortgage Loan Information or in any revision or amendment thereof or supplement thereto necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CWALT shall not be liable to a particular Broker-Dealer or any person who controls such Broker-Dealer to the extent that any misstatement or alleged misstatement or omission or alleged omission was made in reliance upon and in conformity with the Senior Underwriter Information, the PO




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


Underwriter Information, the Mezzanine Underwriter Information, the Purchaser's Information or the Collateral Strats, as applicable. This indemnity agreement will be in addition to any liability which CWALT may otherwise have.

            (b) Each Broker-Dealer severally agrees to indemnify and hold harmless CWALT, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls CWALT within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnities from CWALT to each Broker-Dealer; provided, however, that a Broker-Dealer will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) the Senior Underwriter Information, in the case of the Senior Underwriters, (ii) the PO Underwriter Information, in the case of the PO Underwriter, (iii) the Mezzanine Underwriter Information, in the case of the Mezzanine Underwriter and (iv) the Purchaser's Information, in the case of the Purchaser. This indemnity agreement will be in addition to any liability which any Broker-Dealer may otherwise have.

            (c) The Senior Underwriter agrees to indemnify and hold harmless CWALT, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls CWALT within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Senior Structure included in ABS ICM or a Preliminary Term Sheet conveyed by such Senior Underwriter prior to the applicable Contract of Sale.

            (d) Each Underwriter severally agrees to indemnify and hold harmless CWALT, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls CWALT within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of such Underwriter's failure to comply with Section 2.3(a)(i) or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Bloomberg Submissions or in the Collateral Strats included in ABS ICM or a Preliminary Term Sheet conveyed by such Underwriter prior to the applicable Contract of Sale; provided, however, that no Underwriter shall be liable to any of the parties identified above in this sentence to the extent that (i) any untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with the Seller Mortgage Loan Information or the Disclosure Package or (ii) in the case of a Bloomberg Submission, other than the Senior Structure or any Collateral Strats contained therein, the Underwriter delivered a copy of such Bloomberg Submission to CWALT and its counsel at least [one] business day prior to the anticipated first use and neither CWALT nor its counsel reasonably objected to any information contained therein.

            (e) Promptly after receipt by an indemnified party under this
Section 3.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.1, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the



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


indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section
3.1. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for each of, and approved by, the Senior Underwriters, the PO Underwriter, the Mezzanine Underwriter or the Purchaser, as applicable, in the case of paragraph (a) of this Section 3.1, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      3.2   Contribution.
            ------------

            (a) If the indemnification provided for in Section 3.1(a)-(b) is unavailable or insufficient to hold harmless an indemnified party under
Section 3.1(a)-(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 3.1(a) or (b) as applicable above (i) in such proportion as is appropriate to reflect the relative benefits received by CWALT on the one hand and the Broker-Dealers on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CWALT on the one hand and the Broker-Dealers on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by CWALT on the one hand and the Broker-Dealers on the other shall be in such proportion so that the Broker-Dealers are responsible for an amount equal to the sum of the Senior Spread, the PO Spread, the Mezzanine Spread and the Purchase Spread and CWALT is responsible for the balance. The relative benefits received by the Senior Underwriters, the PO Underwriter, the Mezzanine Underwriter and the Purchaser shall be the Senior Spread, in the case of the Senior Underwriters, the PO Spread, in the case of the PO Underwriter, the Mezzanine Spread, in the case of the Mezzanine Underwriter, and the Purchase Spread, in the case of the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by CWALT or by the Broker-Dealers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 3.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 3.2. A Broker-Dealer shall not be required to contribute any amount in excess of (x) the Senior Spread, in the case of the Senior Underwriters, the PO Spread, in the case of the PO Underwriter, the Mezzanine Spread, in the case of the Mezzanine Underwriter, or the Purchase Spread, in the case of the Purchaser over (y) the amount of any damages which the applicable Broker-Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligation of any Broker-Dealer to contribute under this Section 3.2 is several in proportion to the Senior Spread, the PO Spread, the Mezzanine Spread and the Purchase Spread, respectively. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (b) If the indemnification provided for in Section 3.1(c) or (d), as applicable is unavailable or insufficient to hold harmless an indemnified party under Section 3.1(c) or (d), as applicable, then the applicable Underwriter shall contribute to the amount paid or payable by CWALT as a result of the losses, claims, damages or liabilities referred to in Section 3.1(c) or (d), as applicable above (i) in such proportion as is appropriate to reflect the relative benefits received by CWALT on the one hand and such Underwriter on the other from the offering of the Public Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CWALT on the one hand and the applicable Underwriter on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. An Underwriter shall not be required to contribute any amount in excess of (x) the Senior Spread, the Mezzanine Spread or the PO Spread, as applicable, over (y) the amount of any damages which the applicable Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      3.3   Benefits.
            --------

            The obligations of CWALT under this Article III shall be in addition to any liability which CWALT may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls a Broker-Dealer within the meaning of the Act; and the obligations of each Broker-Dealer under this Article III shall be in addition to any liability which such Broker-Dealer may otherwise have and shall have extended upon the same terms and conditions, to the officers of CWALT who signed the Registration Statement or any amendment thereof, to its directors, and to each person who controls CWALT within the meaning of either the Act or the Exchange Act.

      3.4   [Countrywide] Obligation.
            ------------------------

      [Countrywide] agrees with each Broker-Dealer, for the sole and exclusive benefit of such Broker-Dealer and each person who controls a Broker-Dealer within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Broker-Dealer, to indemnify and hold harmless each Broker-Dealer and each person who controls a Broker-Dealer within the meaning of either the Act or the Exchange Act against any failure by CWALT to perform any of its obligations under this Agreement. [Countrywide] agrees that there are no conditions precedent to the obligations of [Countrywide] hereunder other than written demand to CWALT to perform its obligations under this Agreement.


                                  ARTICLE IV

                                   Expenses

      4.1   Other Expenses.
            --------------

      Any costs and expenses incurred in connection with the qualification of any of the Offered Certificates under the "blue sky" or securities laws of any state shall be paid by the Broker-Dealer requesting such action. Unless otherwise agreed to among the Broker-Dealers, any advertising or "tombstone" expenses shall be paid by the Broker-Dealer incurring the same. Each Broker-Dealer shall be responsible for all other costs and expenses incurred by it in connection with the purchase and sale of the Offered Certificates.

      4.2   OID Calculations.
            ----------------

      If a Broker-Dealer fails to provide CWALT with original issue discount ("OID") calculations within [five] business days after the Closing Date for any Certificates purchased by such Broker-Dealer, such Broker-Dealer agrees to reimburse the Trust Fund for any penalties actually imposed on the Trust Fund resulting from not having the OID information or for having such information late.

                                  ARTICLE V

                                   General

      5.1   Survival.
            --------

      This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Offered Certificates and any termination of the Underwriting Agreement and/or the Purchase Agreement.

      5.2   Successors.
            ----------

      This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Article III hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

      5.3   Applicable Law.
            --------------

      This Agreement will be governed by and construed in accordance with the laws of the State of New York, disregarding principles of conflict of laws.

      5.4   Miscellaneous.
            -------------

      Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

      5.5   Notices.
            -------

      All communications hereunder shall be in writing and effective only on receipt and, if sent to a Broker-Dealer, shall be delivered to the address specified on the signature page hereof; or if sent to CWALT, shall be delivered to [4500 Park Granada, M.S. CH-143, Calabasas, California 91302, attention of General Counsel].

      IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers on the date first above written.

                                   CWALT, INC.

                                   By:____________________________
                                   Name:
                                   Title:
                                   Address:


                                   [COUNTRYWIDE HOME LOANS, INC.]


                                   By:___________________________
                                   Name:
                                   Title:
                                   Address:


                                   _________________________________

                                   By:____________________________
                                   Name:
                                   Title:
                                   Address: